EXHIBIT 12.1



                       AKI HOLDING CORP. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)



                                                                 Holding                                       Predecessor
                                -------------------------------------------------------------------------      -----------
                                                                                             December 16,     July 1, 1997
                                               Fiscal year ended June 30,                    1997 through        through
                                --------------------------------------------------------       June 30,       December 15,
                                   2002            2001           2000           1999            1998             1997
                                   ----            ----           ----           ----            ----             ----
Income (loss) before
  income taxes and
  extraordinary item            $   6,720      $   2,942       $    (850)    $   (5,456)      $  (7,545)        $   3,234
Add:
Interest on all indebtedness
  which includes amortization
  of deferred financing costs      15,633         16,911          17,401         16,740          11,327             2,646
                                ---------      ---------       ---------     ----------       ---------         ---------

Earnings available for fixed
  charges                          22,353         19,853          16,551         11,284           3,782             5,880
Fixed charges                      15,633         16,911          17,401         16,740          11,327             2,646
                                ---------      ---------       ---------      ---------       ---------         ---------

Ratio of earnings to
  fixed charges                      1.4x           1.2X             ---            ---             ---              2.2x




Earnings were not sufficient to cover fixed charges by $850, $5,456, and $7,545 for the years ended June 30, 2000 and 1999 and the period from December 16, 1997 to June 30, 1998, respectively.